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                                                                    EXHIBIT 10.6
                              EMPLOYMENT AGREEMENT
                              --------------------


This AGREEMENT made this 15th day of May, 1998, between AXIOM INC. (the "Company") and John Lesinski, (the "Employee").

WHEREAS, the Employee is desirous of obtaining the protections and benefits contained in this Agreement, in return for which he agrees to the restrictive covenants contained herein.

NOW THEREFORE in consideration of the facts, mutual promises, and covenants contained herein, and intending to be legally bound hereby, the Company and the Employee agree as follows:

1.   Employment and Duties.
     ---------------------

     The Company hereby employs the Employee and the Employee hereby accepts employment by the Company, to serve as Director, Sales, reporting to the Executive Vice President of the Company. In such capacity, the Employee shall have such powers and shall perform duties and services consistent with such capacity as may be assigned or delegated to him from time-to-time by the President of the Company. The Employee shall devote his full business time and attention to the business and affairs of the Company exclusively and will use his best efforts to promote the interests of the Company.

2.   Compensation and Benefits.
     -------------------------

     (a) The Company shall pay the Employee a base salary of $110,000 per annum, payable in accordance with the regular payroll practices in effect from time-to-time. This base salary will be reviewed annually beginning on July 1, 1999.

     (b) The Employee shall participate in any health insurance, life insurance, accident or disability insurance, profit sharing, or retirement plans or programs currently in effect or that may hereafter be established by the Company, in accordance with and to the extent so provided by these plans or programs, and to the extent that other senior management employees are eligible to so participate. Nothing in this Agreement shall preclude the Company from amending or terminating any such insurance, program, or plan on the condition that such amendment or termination is applicable to the Company's senior management employees generally.

     (c) The Employee shall be entitled to paid vacation per year in accordance with the Company's general policy for senior management employees.
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     (d)  The Employee shall be entitled to payments under an approved Incentive
          Scheme as agreed by the Company.

     (e) The Employee shall be entitled to maintain life insurance and long term disability insurance, at the Company's expense, at the rate prior to becoming an Employee of the Company.

     (f) The Employee shall be entitled to receive, on or about the date hereof, pursuant to the Company's Stock Incentive Plan (the "Plan") and as set forth in the Axiom, Inc. Non-Qualified Stock Option attached as Exhibit A hereto, options (the "Options"), exercisable for
                      ---------
          ten years from the date of grant, to purchase 26,000 shares of the Company's common stock, $0.01 par value (the "Common Stock"). The exercise price of each Options shall be equal to the per share fair market value of the Common Stock on the date of grant of the Options, as determined by the Compensation Committee of the Company's Board of Directors in accordance with the Plan. The Options shall vest, in three equal installments, at six months, one year and two years from the date of grant. Upon the Employee's termination by the Company, other than as a result of Employee's breach of this Agreement, the Options shall vest in full and be exercisable for 90 days following such termination. The issuance or resale of the shares of Common Stock issuable upon exercise of the Options shall be registered with the Securities and Exchange Commission to permit resales of such shares by such time as the Options become exercisable.

3.   Termination of Employment by the Company.
     ----------------------------------------

     Notwithstanding any other provision of this Agreement, Employee's employment and any and all of the Company's obligations or liabilities under this Agreement shall be terminated immediately, in any of the following circumstances:

     (a)  Death:
          -----

          If the Employee dies, the further accrual of all payments and benefits thereunder shall cease at the end of the month in which Employee's death shall occur. All payments and benefits thereunder which have accrued prior to the end of such month shall be promptly paid to the executor or administrator of Employee's estate or pursuant to such other specific directions as Employee has previously provided to the Company in writing.

     (b)  Discharge for Cause:
          -------------------

          The Company may discharge the Employee at any time, for "cause", which shall include but not be limited to criminal conduct (whether or not related to the Employee's employment) other than minor traffic offenses; any material breach by the Employee of this Agreement; gross negligence or malfeasance by the
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          Employee in the performance of his duties for the Company; self-
          dealing; and/or any violation of any expressed direction or any reasonable rule or regulation established by the Company from time-to-time regarding the conduct of its business.

     (c)  Discharge for Other Reasons:
          ---------------------------

          The Company may discharge the Employee at any time, for any or no reason, by providing three (3) months' prior written notice. At the Company's option, the Company may elect to sever the employment relationship with the Employee at any time during this three (3) month period, in which event the Employee shall be compensated for the remainder of said three (3) month period.

4.   Termination of Employment by the Employee:
     -----------------------------------------

     This Agreement may be terminated by the Employee upon not less than three
     (3) months written notice to the Company. Upon the effective date of such voluntary termination, any and all of the Company's obligations under this Agreement shall terminate.

5.   Proprietary Rights, Confidentiality, Non-Competition, Inventions, etc.
     ----------------------------------------------------------------------

     The Company designs and manufactures various electronic equipment and systems (hereinafter referred to as "Products"), and the Company is unique in that it possesses expertise and "Know-How" in the design, manufacture, and sale of Products. During the course of Employee's employment with the Company he will have access to trade secrets, and proprietary and confidential information pertaining to the Company and its Products, such as, but not limited to, its short and long range business plans, its processes and procedures, sales and distribution methods, suppliers and customer lists, customer prospects, personnel records, research and development projects, manufacturing processes, and "Know-How" (all the foregoing hereinafter referred to as "Proprietary Information"). This Proprietary Information was designed and developed by the Company, at great expense and over lengthy periods of time, is unique, secret, and confidential, and constitutes the exclusive property and trade secrets of the Company, and any use of such property and trade secrets by the Employee, other than for the sole benefit of the Company, would be wrongful and would cause irreparable injury to the Company.

     However, Proprietary Information shall not include information which has become publicly known through no wrongful act of Employee, information which has been rightfully received from a third party authorized to make such information available without restriction, information which has been approved for release by written authorization of the Company, and information which must be disclosed pursuant to applicable law or in connection with the enforcement of the Agreement.
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     (a)  The Employee shall not, at any time, without the expressed written consent of the Company, publish, disclose or divulge to any person, firm, corporation, or use directly, indirectly or for his own benefit or the benefit of any person or entity other than the Company, and Proprietary Information, property, trade secrets, or confidential information of the Company, its subsidiaries, and its affiliates learned or obtained by the Employee from the Company, including, but not limited to, the information and things set forth above. This obligation shall be continuing and shall not end with the cessation of Employee's employment with the Company. Employee further agrees that, immediately upon cessation of his employment with the Company, whether voluntary or involuntary, he shall return to the Company all property of the Company including, but not limited to, Proprietary Information.

     (b) The Employee shall not, during the course of his employment and for twenty-four (24) months after termination of Employee's employ:

          (i) Directly or indirectly induce or attempt to influence any employee of the Company to terminate his employment with the Company, who was employed by the Company at the time of the termination of Employee's employment or who terminated his employment for any reason during the six (6) months preceding the termination of Employee's employment with the Company.

          (ii) Engage in (as a principal, partner, director, officer, agent, employee, consultant, independent contractor, or otherwise) or be financially interested in, any business which is involved in business activities which are the same as, similar to, or in competition with the Products. However, nothing contained in this sub-paragraph shall prevent the Employee from being the holder or beneficial owner for investment purposes only of any class of equity securities of a company whose securities are traded on a national securities exchange or NASDAQ if the Employee (together with his spouse, children, siblings, and parents) neither holds, nor is beneficially interested in, more that five percent (5%) of any single class of the securities in the company.

     (c) The Employee shall not, for twenty-four (24) months after the cessation of his employment, whether voluntary or involuntary, without the prior written approval of the Company, either solely or jointly with, or as manager or agent for, any person, corporation, trust, joint venture, partnership, or other business entity, directly or indirectly, solicit any customers or accounts that were customers or accounts (or legal successors to customers or accounts) of the Company during any period of time that the Employee was employed by the Company.
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     (d)  The Employee shall fully and promptly disclose and assign to the
          Company for its sole benefit, to be utilized in any manner it sees fit, and without additional compensation, all ideas, discoveries, inventions and improvements, patentable or not, and all writings (including the copyright) which are made, conceived or reduced to practice by the Employee, alone or with others, during or after working hours, either on or off the job during the term of his employment, or within six (6) months thereafter, which are related to the Products, or which results from tasks assigned to the Employee by the Company. The Company may, but it shall not be required to, obtain at its own expense and for its sole benefit, patents or statutory copyright for any patentable idea or copyrightable writing referred to above, and he shall co-operate with the Company in executing any documents required in connection therewith.

     (e) Except as delegated to do so by the President of the Company, the Employee shall not make any statements to the media concerning the Company's business.

     (f) The Employee acknowledges that the restrictions contained in this Paragraph 5, in view of the nature of the business in which the Company is engaged, are reasonable and necessary to protect the legitimate interests of the Company, and that any violation of those restrictions would result in irreparable injury to the Company. The Employee therefore agrees that, in the event of his violation of any of those restrictions, the Company shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief against the Employee, in addition to damages from the Employee and an equitable accounting of all commissions, earnings, profits, and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.

     (g) The Employee agrees that if any or any portion of the foregoing covenants or the application thereof, is construed to be invalid or unenforceable, the remainder of such covenant or covenants or the application thereof shall not be affected and the remaining covenant or covenants will then be given full force and effect without regard to the invalid or unenforceable portions. If any covenant is held to be unenforceable because of the area covered, the duration thereof, or the scope thereof, the Employee agrees that the Court making such determination shall have the power to reduce the area and/or the duration, and/or limit the scope thereof, and the covenant shall then be enforceable in its reduced form.

6.   Complete Understanding.
     ----------------------

     This Agreement constitutes the complete understanding between the parties in respect to the subject matter hereof and supersedes all prior and contemporary agreements and understandings, inducements or conditions, expressed or implied, written or oral, between
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     the Company and the Employee, and cannot be changed or modified except by written agreement signed by the parties.

7.   Binding Effect.
     --------------

     This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors, and shall be binding upon the Employee, his heirs and legal representatives.

8.   No Assignment by the Employee.
     -----------------------------

     This Agreement is personal to the Employee, and the Employee may not assign or delegate any of his rights or obligations hereunder without first obtaining the express written consent of the Company.

9.   Waiver of Rights.
     ----------------

     If in one or more instances either party fails to insist that the other party perform any of the terms of this Agreement, such failure shall not be construed as a waiver by such party of any past, present, or future right granted under this Agreement; the obligations of both parties under this Agreement shall continue in full force and effect.

10.  Presumptions.
     ------------

     This Agreement shall be interpreted without regard to any presumption or rule requiring construction against the party who caused this Agreement to be drafted.

11.  Governing Law.
     -------------

     This Agreement and all questions relating to its validity, interpretation, performance, and enforcement shall be governed by and construed in accordance with the law of New Jersey.

IN WITNESS WHEREOF, the parties hereto intending to be legally bound, have executed this Agreement as of the date first above written.



                                    AXIOM INC.


______________________________      By:_______________________________
John Lesinski                              Andrew P. Maunder, President